UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2018

SPIRIT REALTY CAPITAL, INC.
SPIRIT REALTY, L.P.
(Exact name of registrant as specified in its charter)

Maryland (Spirit Realty Capital, Inc.)	001-36004	20-1676382 (Spirit Realty Capital, Inc.)
Delaware (Spirit Realty, L.P.)	333-216815-01	20-1127940 (Spirit Realty, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
 2727 North Harwood Drive, Suite 300
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 476-1900
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934
Spirit Realty Capital, Inc.        Emerging growth company ☐
Spirit Realty, L.P.            Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         Spirit Realty Capital, Inc.    ☐        Spirit Realty, L.P.    ☐

ITEM 8.01	OTHER EVENTS
Spirit Realty Capital, Inc. ("Spirit" or the "Company") and Spirit Realty, L.P. (the "Operating Partnership") are filing this Current Report on Form 8-K to update Part II, Item 6. Selected Financial Data, Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 8. Financial Statements and Supplementary Data (the "Part II Items") included in the Company’s and the Operating Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “2017 Form 10-K”) to present the assets and liabilities and results of operations of SMTA (defined below) as discontinued operations as a result of our completed Spin-Off (defined below) on May 31, 2018, as well as other accounting policy changes. Specifically, the Company and the Operating Partnership have made the following updates:

•
As previously disclosed, on May 31, 2018, Spirit completed the spin-off (the "Spin-Off") of the assets that collateralize Master Trust 2014, properties leased to Shopko, and certain other assets into an independent, publicly traded REIT, Spirit MTA REIT ("SMTA"). As a result of the Spin-Off, Spirit will present the assets and liabilities and results of operations of SMTA as discontinued operations. Under ASC 205-20, Presentation of Financial Statements — Discontinued Operations, in the period in which the discontinued-operations criteria are met, an entity must report the disposal in discontinued operations retrospectively in all periods presented. As a result, the assets and liabilities related to discontinued operations are separately classified on the consolidated balance sheets and the operations have been classified as income from discontinued operations on the consolidated statements of operations and comprehensive income.

•
In August 2016, the Financial Accounting Standards Board (the "FASB") issued ASU 2016-15, Classification of Certain Cash Receipts and Cash Payments, which addresses specific cash flow issues with the objective of reducing the existing diversity in practice. ASU 2016-15 requires retrospective adoption unless it is impracticable to apply, in which case it is to be applied prospectively as of the earliest date practicable. The Company and the Operating Partnership adopted ASU 2016-15 effective January 1, 2018 and have applied it retrospectively. As a result of adoption, debt prepayment and debt extinguishment costs, previously presented in operating activities, are now presented in financing activities in the consolidated statements of cash flows.

•
In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. This guidance requires entities to include restricted cash and restricted cash equivalents within the cash and cash equivalents balances presented in the statement of cash flows. The new guidance is to be applied retrospectively. The Company and the Operating Partnership adopted ASU 2016-18 effective January 1, 2018 and have applied it retrospectively. As a result, restricted cash and restricted cash equivalents are included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the consolidated statements of cash flows.

The updated Part II Items are attached as Exhibit 99.1 hereto, supersede and replace, in their entirety, the Part II Items of the 2017 Form 10-K and are incorporated herein by reference. All other information in the 2017 Form 10-K remains unchanged. References to the exhibits attached hereto to the 2017 Form 10-K or parts thereof refer to the 2017 Form 10-K, except to the extent portions of such 2017 Form 10-K have been updated or recast in Exhibit 99.1 to this Current Report on Form 8-K, in which case they refer to the applicable revised portion in Exhibit 99.1 to this Current Report on Form 8-K. The information in this Current Report on Form 8-K, including exhibits, should be read in conjunction with the 2017 Form 10-K and subsequent SEC filings.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(a) Exhibits.

23.1	Consent of Independent Registered Public Accounting Firm for Spirit Realty Capital, Inc.
23.2	Consent of Independent Registered Public Accounting Firm for Spirit Realty, L.P.
99.1
Updates and retrospective revisions, as applicable, to the following portions of Spirit Realty Capital, Inc.’s and Spirit Realty, L.P.'s Annual Report on Form 10-K for the year ended December 31, 2017, as originally filed with the SEC on February 23, 2018: Part II, Item 6. Selected Financial Data; Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and Part II, Item 8. Financial Statements and Supplementary Data.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 19, 2018

SPIRIT REALTY CAPITAL, INC.

By:	/s/ Prakash J. Parag
Prakash J. Parag Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

SPIRIT REALTY, L.P.
By: Spirit General OP Holdings, LLC, as general partner of Spirit Realty, L.P.
By:	/s/ Prakash J. Parag
Prakash J. Parag Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)